SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Dec. 3, 2013

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Xcel Energy’s management will meet with investors on Dec. 4, 2013 to update them on Xcel Energy’s operations, regulatory plans, and business plans.

Xcel Energy will reaffirm the following:

•	2013 ongoing earnings are projected to be in the upper half of the guidance range of $1.85 to $1.95 per diluted share

•	2013 GAAP earnings are projected to be within the guidance range of $1.85 to $1.95 per diluted share

•	2014 ongoing earnings guidance of $1.90 to $2.05 per diluted share.

Xcel Energy will provide its updated 2014-2018 capital expenditure forecast, which reflects the following:

•	2014 capital expenditures of $2.890 billion

•	2015 capital expenditures of $3.195 billion

•	2016 capital expenditures of $2.625 billion

•	2017 capital expenditures of $2.700 billion

•	2018 capital expenditures of $2.685 billion

Xcel Energy will also provide its projected plan to finance capital expenditures for 2014-2018, which reflects the following five year totals:

•	Capital expenditures of $14.1 billion

•	Cash from operations of $10.6 billion *

•	Debt issuances of $2.4 billion

•	Equity issuances of $700 million

•	Dividend reinvestment and benefit plan equity of $350 million

* Net of dividend and pension funding
In addition, we plan to issue $2.6 billion of debt to refinance maturing debt.

Interested investors may access the presentation materials at the following URL: http://www.xcelenergy.com

Except for the historical statements contained in this release, the matters discussed herein, including our 2013 and 2014 earnings per share guidance, capital expenditure forecast, and financing plans are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry, including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy has a financial interest; customer business conditions; actions of credit rating agencies; competitive factors, including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the Nuclear Regulatory Commission; financial or regulatory accounting policies imposed by regulatory bodies; availability or cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and quarterly report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and Sept. 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dec. 3, 2013	Xcel Energy Inc. (a Minnesota Corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer